                                                                   Exhibit 10.29


                                 July 15, 1999

MCI WORLDCOM Network Services, Inc.
1200 South Hayes Street
Arlington, VA 22202

Ladies and Gentlemen:

     Simultaneously with the execution of this side letter, MCI WORLDCOM Network Services, Inc. (MCIWC) and the undersigned (RMH) are entering into an Amended and Restated Agreement For Independent Verification of Telemarketing Sales (the "Agreement") effective as of July 8, 1999. The purpose of this side letter is to describe and confirm (i) certain aspects of the initial ramp up phase ("Initial Ramp Up") of RMH's Services at the Brantford TPV Center which Initial Ramp Up took place beginning April 1, 1999 and continued through the effective date of the Agreement and (ii) certain other matters further described herein. This side letter replaces and supercedes the side letter dated July 8, 1999 between MCIWC and RMH. Capitalized terms not otherwise defined herein shall have the meanings given them in the Agreement.

     1. During the Initial Ramp Up, RMH has hired and trained the MCIWC-approved number of full time equivalent Representatives needed to perform the Services and the necessary management personnel to support MCIWC's TPV volumes for the Projected Implementation Date at the Brantford TPV Center. Projected Implementation Date shall mean the first day when the Agreement is implemented and RMH is capable of implementing and handling the Services at the initial projected System Hour volumes for MCIWC, which date is no later than July 15, 1999. MCIWC shall compensate RMH for initial training and other costs and expenses incurred by RMH during Initial Ramp Up in the aggregate amount of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]. This aggregate amount constitutes [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] monthly System Hours worth of Initial Training [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] plus [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] of costs and expenses. Said amount shall constitute the only compensation due to RMH for costs or expenses during the Initial Ramp Up at Brantford and shall be included in the first invoice under the Agreement. In addition, MCIWC will reimburse RMH for airline, lodging, meals and car rentals for non-executive personnel in accordance with MCIWC's travel policy and in connection with travel to the non-Brantford TPV Centers on or before September 1, 1999.

     2. In addition, RMH will be responsible for payment of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] in expenditures to create an MCIWC-approved Voice Response Unit ("VRU") application specifically designed for MCIWC and in connection with its provision of the Services to MCIWC. This expenditure shall occur over a period of twelve (12) months beginning on the Projected Implementation Date. During the term of the Agreement, MCIWC will provide 100% of its VRU Sales Offered to RMH. MCIWC shall compensate RMH on a per call basis for all calls completed by the MCI-approved VRU application as part of the Services and at a rate of no less than [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] per completed call. Any hardware associated with the VRU and purchased by RMH shall be the property of RMH. Any software associated with the VRU and developed or purchased in accordance herewith shall be considered a "work for hire" and subject to Section 9.2 of the Agreement. Notwithstanding the foregoing, in the event MCIWC terminates the Agreement for any reason at any time during the initial four year term of the Agreement, MCIWC will grant to

RMH an non-exclusive license to use any portion of the software that does not contain MCIWC confidential or proprietary information for a period of time not to exceed the original four year term of the Agreement.

     3. At MCIWC's request, RMH will wire transfer [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] payable to TeleQuest Quality Verification, Incorporated no later than 5 p.m. Eastern Daylight Time on July 20, 1999 in accordance with wire transfer instructions provided by MCIWC.

     4. If MCIWC terminates the Agreement pursuant to Sections 8.1, 8.4 or 8.5 within the first [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] months of the term, it will pay to RMH a pro rata portion of the [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] described in paragraph 3. This pro rata portion will be calculated by dividing the [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] by [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] and multiplying by the number of months less than [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] that have not been performed (e.g., should MCIWC give notice of termination in month [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] pursuant to the Sections described above, it would be required to pay RMH [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]).

     5.   If MCIWC terminates the Agreement pursuant to Sections 8.3, 8.7 or
19.1.1 within the initial term of the Agreement, it will pay to RMH a pro rata portion of the [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] described in paragraph 3. This pro rata portion will be calculated by dividing the [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] by [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] and multiplying by the number of months less than [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] that have not been performed (e.g., should MCIWC give notice of termination pursuant to the Sections described above in month [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT], it would be required to pay RMH [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]).

     6. In the event RMH is not financially penalized for any Performance Standard as described in Section 6.3 of the Agreement for the period of October 1, 1999 through December 31, 1999, MCIWC will increase the non-Brantford TPV Center compensation to RMH as described in Section 6.1 of the Agreement by [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] per the actual non-Brantford TPV Center System Hour for the particular month in which this obligation is met.

     Please indicate your acknowledgement of and agreement with the foregoing by signing below.


                              RMH Teleservices, Inc.


                              By: /s/ Noah Asher
                                  --------------
                              Title: Chief Financial Officer


MCI WORLDCOM Network Services, Inc.


By: /s/
   ---------------------------------
Title: Vice President of Finance